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                      [LETTERHEAD OF IRELL & MANELLA LLP]


                                  August 5, 2002

                                                                     EXHIBIT 5.1

Pinnacle Entertainment, Inc.
330 North Brand Street
Suite 1100
Glendale, CA 91203

Ladies and Gentlemen:

     We have acted as special counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-90426) (the "Registration Statement") originally filed by the Company and the subsidiaries of the Company indicated on the Registration Statement as being additional registrants (the "Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") on June 13, 2002 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the resale from time to time by a certain stockholder of the Company (the "Selling Stockholder") of up to 2,322,699 shares of Common Stock (as defined below) owned by the Selling Stockholder (the "Secondary Shares"), and the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to U.S. $500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company, less the aggregate public offering price of any sales of Secondary
Shares: (i) debt securities, which may be in one or more series (the "Debt Securities"), and which may be issued under an indenture the form of which has been filed as an exhibit to the Registration Statement (the "Indenture"), which Indenture is proposed to be entered into between the Company and a trustee to be named (the "Trustee"); (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"), in one or more series; (iii) shares of common stock, $0.10 par value per share, of the Company ("Common Stock"); (iv) warrants ("Warrants") to purchase Common Stock, which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") which may be entered into between the Company and one or more warrant agents to be named (the "Warrant Agent" or "Warrant Agents"); (v) shares of the Preferred Stock represented by depositary shares ("Depositary Shares"), evidenced by depositary receipts (the "Receipts"), which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") which may be entered into between the Company and a depositary to be named; and (vi) guarantees of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the "Debt

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Pinnacle Entertainment, Inc.
August 5, 2002
Page 2

Guarantees"). In addition, the Company may issue an indeterminate number of shares of Common Stock upon conversion or exercise of any Warrants, an indeterminate number of shares of Preferred Stock or Common Stock upon conversion of any Debt Securities, and an indeterminate number of shares of Common Stock or Preferred Stock upon conversion of any Preferred Stock (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Debt Guarantees and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; and (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution, countersignature (if necessary) and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties enforceable against such parties in accordance with their terms. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities, and the Debt Guarantees, if applicable, the Indenture will have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, if applicable.

     We have assumed further that at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company.

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Irell & Manella llp

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

Pinnacle Entertainment, Inc.
August 5, 2002
Page 3

     We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreements will have been duly authorized, executed and delivered by the Company.

     Members of our firm are admitted to the bar in the State of California and the State of New York, and we do not express any opinion herein concerning the applicability of, compliance with, or effect of any laws other than the laws of the State of California with respect to instruments and agreements specifically governed by the laws of such jurisdiction, and the laws of the State of New York with respect to instruments and agreements specifically governed by the laws of such jurisdiction, the Federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and required judicial decisions interpreting the foregoing).

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement); (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and binding

Irell & Manella llp

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

Pinnacle Entertainment, Inc.
August 5, 2002
Page 4

obligations of the Company, enforceable against the Company in accordance with their respective terms.

     2.   With respect to any series of Warrants (the "Offered Warrants"), when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable

Irell & Manella llp

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

Pinnacle Entertainment, Inc.
August 5, 2002
Page 5

provisions of the corporate laws of the State of Delaware (the "Certificate of Designations") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon and legal consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock and/or underlying any Depositary Shares), when issued or sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     4. With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company, the Selling Stockholders, if applicable, and the other parties thereto; and (iv) in the case of Common Stock being issued and sold by the Company (the "Offered Common Stock"), (A) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (B) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (C) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon and legal consideration therefor (provided that such consideration is not less than the par value thereof); and in the case of the Secondary Shares, when the actions described in clauses (i),

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Pinnacle Entertainment, Inc.
August 6, 2002
Page 6

(ii) and (iii) above have taken place and assuming that such Secondary Shares had been duly authorized and validly issued and were fully paid and nonassessable in connection with the original issuance and sale of such Secondary Shares, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exercise or exchange of any other Offered Securities) and the Secondary Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     5. With respect to any offering of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Depositary Shares and related matters, including the adoption of a Certificate of Designations for such related series of Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of such Certificate of Designations with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designations relating to such related series of Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Deposit Agreement has been duly executed and delivered; (viii) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the corporate laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (ix) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

Irell & Manella llp

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

Pinnacle Entertainment, Inc.
August 5, 2002
Page 7

     6. With respect to the Debt Guarantees, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement);
(iii) an appropriate prospectus supplement or term sheet with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;
(iv) if the applicable Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Debt Securities has been duly authorized, executed and delivered by the parties thereto; (v) the Board of Directors (or comparable governing body), including any appropriate committee appointed thereby, and appropriate officers of the applicable Subsidiary Guarantors have taken all necessary corporate (or limited liability company, partnership or other) action to approve the issuance and terms of the Debt Guarantees and related matters; (vi) the terms of the Debt Guarantees and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws (or comparable instruments) of the applicable Subsidiary Guarantors or result in default under or breach of any agreement or instrument binding upon such Subsidiary Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantors; and (vii) the Debt Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture and the applicable Debt Securities have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Guarantees, when issued in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the applicable Subsidiary Guarantors, enforceable against such Subsidiary Guarantors in accordance with their terms.

     The opinions set forth above are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (f) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Offered Debt Securities or the Indenture that may provide for interest on interest or penalty interest or

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Irell & Manella llp

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
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Pinnacle Entertainment, Inc.
August 5, 2002
Page 8

whether acceleration of the Offered Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) we express no opinion on the effect on the enforceability of the Debt Guarantees against any Subsidiary Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Guarantor; (l) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement and any appropriate prospectus supplement; and (m) in the case of the Warrant Agreement, the Offered Warrants, the Deposit Agreement, the Offered Depositary Shares, the Receipts, the Debt Guarantees, any Certificates of Designations, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities or Secondary Shares are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall, if necessary, have been duly filed as exhibits to the Registration Statement or duly incorporated therein by reference and that there shall be no terms or provisions contained therein that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Irell & Manella LLP

A REGISTERED LIMITED LIABILITY LAW PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

Pinnacle Entertainment, Inc.
August 5, 2002
Page 9




                                  Very truly yours,

                                  /s/ Irell & Manella LLP